Exhibit 99.6

HIGHLANDS BANKSHARES, INC.
BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase common stock, par value $0.625 per share, of Highlands Bankshares, Inc. (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ❑ Please DO NOT EXERCISE RIGHTS for Shares.

Box 2. ❑ Please EXERCISE RIGHTS for Shares as set forth below:

A. Number of Shares Being Purchased:

B. Total Exercise Price Payment Required:

Basic Subscription Right

I exercise	rights	x 1.00 =
(no. of your rights)		(ratio)	(no. of Shares)
Therefore, I apply for		x $3.50 =
(no. of Shares)		(subscription price)	(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right, and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege. If sufficient shares are available, the Company will seek to honor the over-subscription requests in full.  If, however, over-subscription requests exceed the number of unsubscribed shares, the Company will allocate the available shares pro rata among the shareholders exercising the Over-Subscription Privilege in proportion to the number of shares requested by such shareholders and the number of Unsubscribed Shares.

Accordingly, my maximum Over-Subscription Privilege is:

1,064,652		Shares
(total offered shares)	(total no. of shares subscribed for above)	(maximum unsubscribed shares)

Therefore, I apply for:

x $3.50
(no. of your over-	(subscription price)
subscription shares subscribed for)		(additional amount enclosed)

Total Payment Required =	$

Box 3. ❑ Payment in the following amount is enclosed.
$

(The total of the above Box 3 must equal the Total Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the Shares I (we) have elected to purchase, the exercise will be invalid.

Name of Beneficial Owner(s):

Signature of Beneficial Owner(s):

State(s) of Residence of Beneficial Owner(s):

If you arc signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: